                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
                                      1934


                                  JUNE 22, 1999
               (DATE OF REPORT - DATE OF EARLIEST EVENT REPORTED)



                            APPLIEDTHEORY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




           DELAWARE                     000-25759               16-1491253
(STATE OR OTHER JURISDICTION OF        (COMMISSION           (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)        FILE NUMBER)          IDENTIFICATION NO.)





          40 CUTTER MILL ROAD                                            11021
       SUITE 405, GREAT NECK, NY                                      (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 466-8422


                                 NOT APPLICABLE
   (FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR, IF CHANGED SINCE

                               LAST REPORT DATE)

ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS

         On June 22, 1999, AppliedTheory Corporation ("AppliedTheory") entered into a stock purchase agreement (the "Stock Purchase Agreement") with Planning Technologies, Inc. ("PTI"), a Georgia corporation which provides consulting and network engineering services, along with Grumman Hill Investments III, L.P., a Delaware limited partnership and certain shareholders of PTI. Pursuant to the Stock Purchase Agreement, AppliedTheory acquired approximately 10% of the capital stock of PTI on a fully diluted basis for $5.0 million. The Stock Purchase Agreement provides a definition for PTI's fully diluted capital stock. AppliedTheory's 10% ownership interest in the fully diluted capital stock of PTI is represented by 2,976,190 shares of PTI Convertible Preferred Stock.

         The purchase price for AppliedTheory's investment in PTI was determined through arm's-length negotiations between the Company and the other parties to the Stock Purchase Agreement. During these negotiations, the parties considered, among other things, the market for PTI's services, PTI's consulting and engineering staff, the present stage of development of PTI's business and operations, PTI's financial condition, and PTI's future business prospects.

         The $5.0 million investment in PTI was made using part of the proceeds from AppliedTheory's recently completed initial public offering.

         The Stock Purchase Agreement provides a definition of service revenues for PTI for the year ending December 31, 1999. In the event that PTI's service revenues for that period are below thresholds which are described in the Stock Purchase Agreement, AppliedTheory will receive additional shares of PTI Convertible Preferred Stock representing up to 5% of the fully diluted capital stock of PTI.

         As a result of its investment in PTI, so long as AppliedTheory continues to hold at least 25% of the total outstanding Convertible Preferred Stock of PTI, AppliedTheory will be entitled to designate and elect one director out of a total of six seats on the Board of Directors.

         Pursuant to the terms of its investment, during the period beginning June 30, 2000 and ending December 31, 2000, AppliedTheory will have the option to purchase all the outstanding capital stock of PTI at a price which at that time is determined to be fair market value.

ITEM 7.  FINANCIAL STATEMENTS, PROFORMA FINANCIAL
              INFORMATION AND EXHIBITS

(a.)     Financial Statements of Business Acquired.

         Not applicable.

(b.)     Pro Forma Financial Information.

         Not applicable.

(c.)     Exhibits.

         Following is the Index of Exhibits furnished in accordance with Item 601 of Regulation S-K, filed as part of this Current Report on Form 8-K:

99.1 Stock Purchase Agreement, dated June 22, 1999, by and among AppliedTheory Corporation, a Delaware corporation, Grumman Hill Investments III, L.P., a Delaware limited partnership, Planning Technologies, Inc., a Georgia corporation, Arturo Sanchez, Ronald G. Spencer and Peter Korman.


99.2.    Press release issued by AppliedTheory Corporation on June 28, 1999.

                                   SIGNATURES



         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          AppliedTheory Corporation

Date:  July 7, 1999                 by:     /s/ Richard Mandelbaum
                                          --------------------------------------
                                          Richard Mandelbaum
                                          Chairman of the Board,
                                          Chief Executive Officer, and
                                          Director (Principal Executive Officer)

                                  EXHIBIT INDEX

Exhibit
No.      Description

99.1 Stock Purchase Agreement, dated June 22, 1999, by and among AppliedTheory Corporation, a Delaware corporation, Grumman Hill Investments III, L.P., a Delaware limited partnership, Planning Technologies, Inc., a Georgia corporation, Arturo Sanchez, Ronald G. Spencer and Peter Korman.

99.2.    Press release issued by AppliedTheory Corporation on June 28, 1999.